EXHIBIT 99.1


TITAN CORPORATION
SUMMARIZED FINANCIAL INFORMATION
(Unaudited)

                                                  February 28, 1998

Current Assets                                      $   116,779,000

Non Current Assets                                       52,959,000
                                                        -----------
     Total Assets                                   $   169,738,000
                                                        ===========
Current Liabilities                                 $    45,418,000

Non Current Liabilities                                  46,953,000

Series B Redeemable Preferred Stock                       3,000,000

Stockholders' Equity                                     74,367,000
                                                        -----------
     Total Liabilities & Stockholders' Equity       $   169,738,000
                                                        ===========

                                                   Two Months Ended
                                                  February 28, 1998
Revenues                                            $    23,516,000

Gross Profit                                              5,304,000

Income from Continuing Operations                           709,000

Net Income                                                  709,000